EXHIBIT 99.1

CONTACT Intervoice, Inc. Corbin Baumel + 1 (972) 454-8737	FOR IMMEDIATE RELEASE
36-05
Intervoice Announces Results for the Second Quarter of Fiscal 2006
Sales of $43.3 Million and Net Income of $0.12 Per Diluted Share
DALLAS — September 21, 2005 — Intervoice, Inc. (NASDAQ: INTV) today reported revenues of $43.3 million and net income of $4.6 million, or $0.12 per diluted share for its second quarter ended August 31, 2005. The current quarter revenues decreased by 2.2 percent from $44.3 million of revenues posted in the same quarter last year. Revenues were also $43.3 million in the first quarter of fiscal 2006. Net income reflects a 9.5 percent decline from net income of $5.1 million, or $0.13 per diluted share, posted in the second quarter of last year, and a 17.4 percent increase from net income of $3.9 million, or $0.10 per diluted share, from the prior quarter. The Company’s net income for the current quarter was favorably impacted by approximately $1.0 million of adjustments to tax expense resulting from the successful resolution of certain international income tax matters.
During the second quarter of fiscal 2006, cash flow from operating activities totaled $11.5 million and the Company’s cash balances increased by $8.0 million to $69.4 million. The Company’s solutions backlog of $30.3 million at August 31, 2005 increased 6.3 percent from $28.5 million at the end of last quarter.
“I am pleased that our business model continued to generate such significant cash flow,” said Craig Holmes, the Company’s Executive Vice President and Chief Financial Officer. “We continue to see long-term growth opportunities in our markets, and I believe our financial strength provides a strong foundation for growth in the future.”
“I am encouraged by the progress we made during the second quarter. We achieved our revenue goal and began to rebuild our solutions backlog,” said Bob Ritchey, the Company’s President and CEO. “Going forward, our pipeline of opportunities continues to be robust which gives us confidence in our ability to further grow our backlog during the second half of the year. We believe the Company’s long-term outlook continues to be favorable, and I currently believe revenues for the third quarter of fiscal 2006 will be in the $40 million to $45 million range. I look forward to discussing details of our second fiscal quarter and outlook for the future in tomorrow’s conference call with investors.”

The Company has scheduled a conference call for 9:00 a.m. central time on Thursday September 22, 2005, to discuss its second fiscal quarter results and its outlook for the future. To participate in the call, dial 719-457-2629. The conference call confirmation code is 8932294. A webcast and replay of the call will be available at the Company’s Web site: www.intervoice.com.
Intervoice has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning its business and operations that are based on management’s current beliefs. All statements other than statements of historical fact in this press release are forward–looking statements. Readers are cautioned to read the risks and uncertainties, described in the Company’s filings with the Securities and Exchange Commission, including without limitation, the risks and uncertainties set forth under the caption entitled “Cautionary Disclosures to Qualify Forward Looking Statements” in the Company’s Annual Report filed on Form 10-K and Quarterly Reports filed on Form 10-Q. Intervoice cautions current and potential investors that such risks and uncertainties could result in material differences from the forward-looking statements in this press release.
About Intervoice
Intervoice, Inc. (NASDAQ: INTV) provides leading enterprises and network operators with the platform, software, applications and services necessary to optimize the customer experience through voice automation solutions. Omvia®, the open, standards-based Intervoice product suite, offers unparalleled flexibility for advanced multi-media messaging, portal, IVR and payment applications. The Company’s two market units focus on enterprise and network markets, providing solutions that improve operational efficiencies, drive revenue and increase customer satisfaction and loyalty. Building on more than 20 years of systems integration and service delivery experience, the Professional Services Agility Suite from Intervoice is designed to provide proven best practices toward design, implementation, and optimization of voice applications. Intervoice systems have been proven in more than 23,000 implementations worldwide at companies across a variety of industries including: Ameritrade, Amtrak, Atmos Energy, Citibank, CSX Transportation, MasterCard, O2, Rogers Wireless, SBC, Travelocity, Verizon and Vodafone. A Microsoft Certified Partner and Certified Partner for Learning Solutions, Intervoice is headquartered in Dallas with offices in Europe, the Middle East, South America, Africa and Asia-Pacific. For more information, visit www.intervoice.com.
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INTERVOICE, INC.
CONSOLIDATED BALANCE SHEETS

	(In Thousands, Except Share and Per Share Data)
ASSETS	August 31, 2005	February 28, 2005
	(Unaudited)
Current Assets
Cash and cash equivalents	$69,392	$60,242

Trade accounts receivable, net of allowance for doubtful accounts of $996 in fiscal 2006 and $799 in fiscal 2005	26,698	32,605
Inventory	8,963	7,642
Prepaid expenses and other current assets	4,802	4,339

	109,855	104,828

Property and Equipment
Land and buildings	16,913	16,932
Computer equipment and software	52,869	46,514
Furniture, fixtures and other	3,220	3,345
Service equipment	8,463	9,267

	81,465	76,058
Less allowance for depreciation	55,313	54,303

	26,152	21,755

Other Assets
Intangible assets, net of accumulated amortization of $16,482 in fiscal 2006 and $15,840 in fiscal 2005	4,365	4,707
Goodwill	3,401	3,401
Other assets	147	168

	$143,290	$134,859

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$11,457	$11,485
Accrued expenses	8,861	13,745
Customer deposits	7,770	6,871
Deferred income	25,793	24,448
Current portion of long-term borrowings	—	400
Income taxes payable	5,151	4,129
Deferred income taxes	636	—

	59,668	61,078
Long-Term Borrowings	—	1,333

Stockholders’ Equity
Preferred stock, $100 par value—2,000,000 shares authorized: none issued
Common stock, no par value, at nominal assigned value—62,000,000 shares authorized: 38,213,454 issued and outstanding in fiscal 2006 and 37,196,216 issued and outstanding in fiscal 2005	19	19
Additional capital	89,999	85,421
Accumulated deficit	(4,411)	(12,931)
Accumulated other comprehensive loss	(1,355)	(61)

Stockholders’ equity	84,252	72,448

	$143,920	$134,859

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	(In Thousands, Except Per Share Data)
	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2005	2004	2005	2004
Sales
Solutions	$22,022	$25,244	$43,392	$46,389
Recurring services	21,268	19,015	43,161	39,786

	43,290	44,259	86,553	86,175

Cost of goods sold
Solutions	13,050	13,276	25,854	25,256
Recurring services	6,273	6,894	12,385	13,975

	19,323	20,170	38,239	39,231

Gross margin
Solutions	8,972	11,968	17,538	21,133
Recurring services	14,995	12,121	30,776	25,811

	23,967	24,089	48,314	46,944

Research and development expenses	3,884	3,419	8,079	7,162
Selling, general and administrative expenses	15,367	13,936	30,800	28,088
Amortization of acquisition related intangible assets	252	252	504	957

Income from operations	4,464	6,482	8,931	10,737

Interest income	599	189	1,096	267
Interest expense	—	(110)	(25)	(384)
Other income (expense)	36	(92)	162	197

Income before taxes	5,099	6,469	10,164	10,817

Income taxes	498	1,387	1,644	2,558

Net income	$4,601	$5,082	$8,520	$8,259

Net income per share — basic	$0.12	$0.14	$0.23	$0.23

Shares used in basic per share computation	38,130	35,988	37,831	35,918

Net income per share — diluted	$0.12	$0.13	$0.22	$0.22

Shares used in diluted per share computation	38,997	37,963	39,043	38,299

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	(In Thousands)
	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2005	2004	2005	2004

Operating activities
Net income	$4,601	$5,082	$8,520	$8,259
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,870	1,783	3,592	4,067
Other changes in operating activities	4,987	(2,819)	2,318	(3,655)

Net cash provided by operating activities	11,458	4,046	14,430	8,671

Investing activities
Purchases of property and equipment	(3,912)	(2,531)	(7,044)	(3,464)
Other	—	—	(300)	—

Net cash used in investing activities	(3,912)	(2,531)	(7,344)	(3,464)

Financing activities
Paydown of debt	—	(9,066)	(1,733)	(9,566)
Borrowings	—	8,000	—	8,000
Premium on early extinguishment of debt	—	—	—	(5)
Release of restricted cash	—	2,750	—	2,750
Exercise of stock options	585	120	2,078	1,703
Exercise of warrants	—	—	2,500	—

Net cash provided by financing activities	585	1,804	2,845	2,882

Effect of exchange rates on cash	(155)	148	(781)	7

Increase in cash and cash equivalents	7,976	3,467	9,150	8,096

Cash and cash equivalents, beginning of period	61,416	45,488	60,242	40,859

Cash and cash equivalents, end of period	$69,392	$48,955	$69,392	$48,955

INTERVOICE, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
(Unaudited)
(In Thousands, Except Share Data)

					Accumulated Other
	Common Stock		Additional	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	Loss	Total

Balance at February 28, 2005	37,196,216	$19	$85,421	$(12,931)	$(61)	$72,448

Net income	—	—	—	8,520	—	8,520

Foreign currency translation adjustment	—	—	—	—	(1,294)	(1,294)

Comprehensive income						7,226

Exercise of stock options	395,934	—	2,078	—	—	2,078

Exercise of warrants	621,304	—	2,500	—	—	2,500

Balance at August 31, 2005	38,213,454	$19	$89,999	$(4,411)	$(1,355)	$84,252

Intervoice, Inc.
Revenues by Market and Geography
For the Quarter Ended August 31, 2005
Unaudited
(In thousands)

	North		Rest of
	America		World		Total

Solutions	$8,017	36.4%	$14,005	63.6%	$22,022	100.0%
Customer and Software Support	11,337	75.9%	3,603	24.1%	14,940	100.0%
Managed Services	2,968	46.9%	3,360	53.1%	6,328	100.0%

Total Sales	$22,322	51.6%	$20,968	48.4%	$43,290	100.0%

Voice Automation/IVR					$10,497	24.3%
Network Portal					3,244	7.5%
Messaging					6,018	13.9%
Payment					2,263	5.2%

Total Solutions					22,022	50.9%

Customer and Software Support					14,940	34.5%
Managed Services					6,328	14.6%

Total Recurring Services					21,268	49.1%

Total Sales					$43,290	100.0%

Intervoice, Inc.
Revenues by Market and Geography
For the Six Months Ended August 31, 2005
Unaudited
(In thousands)

	North		Rest of
	America		World		Total

Solutions	$17,545	40.4%	$25,847	59.6%	$43,392	100.0%
Customer and Software Support	22,282	73.4%	8,093	26.6%	30,375	100.0%
Managed Services	5,576	43.6%	7,210	56.4%	12,786	100.0%

Total Sales	$45,403	52.5%	$41,150	47.5%	$86,553	100.0%

Voice Automation/IVR					$21,205	24.5%
Network Portal					6,728	7.8%
Messaging					10,866	12.5%
Payment					4,593	5.3%

Total Solutions					43,392	50.1%

Customer and Software Support					30,375	35.1%
Managed Services					12,786	14.8%

Total Recurring Services					43,161	49.9%

Total Sales					$86,553	100.0%